Exhibit 99.1
Enterprise GP Holdings L.P.
P.O. Box 4323
Houston, TX 77210
(713) 426-4500
Enterprise GP Holdings Reports First Quarter 2006 Results
     Houston, Texas (Tuesday, April 25, 2006) — Enterprise GP Holdings L.P., “Enterprise GP Holdings,” (NYSE: “EPE”) announced today its consolidated financial results for the three months ended March 31, 2006. The partnership reported net income for the first quarter of 2006 of $22.4 million, or $0.25 per unit on a fully diluted basis, compared to $9.5 million, or $0.13 per unit on a fully diluted basis, for the comparable results of the predecessor company for the first quarter of 2005.
     On April 17, 2006, the board of directors of the general partner of Enterprise Products Partners L.P. (“Enterprise Products Partners”) increased Enterprise Products Partners’ quarterly cash distribution rate paid from $0.4375 per common unit to $0.445 per common unit beginning with the cash distribution payable on May 10, 2006. Enterprise GP Holdings owns the general partner of Enterprise Products Partners and approximately 13.5 million common units in Enterprise Products Partners. Based on this distribution declaration, Enterprise GP Holdings expects to receive a quarterly cash distribution from Enterprise Products Partners of approximately $30.7 million, or $122.8 million on an annualized basis. This is equal to an $8.9 million annual increase from the distribution received by Enterprise GP Holdings in February 2006. Approximately $4.6 million of this annualized increase is attributable to an increase in the Enterprise Products Partner’s distribution rate from $0.4375 per unit to $0.445 per unit while the remaining $4.3 million of the increase is the result of higher distributions to the general partner associated with the additional common units issued by Enterprise Products Partners since the previous record date.
     Based on the increase in cash distributions from Enterprise Products Partners, Enterprise GP Holdings increased its quarterly cash distribution to $0.295 per common unit of Enterprise GP Holdings, or $1.18 per unit on an annualized basis. This is an 18% increase over the expected initial quarterly distribution rate of $0.25 per common unit as stated in Enterprise GP Holdings’ prospectus dated August 23, 2005. Enterprise GP Holdings’ cash available for distribution with respect to the first quarter of 2006 was $27.8 million, which provided 1.1 times coverage of the distribution to be paid on May 11, 2006 to its unitholders of record on April 28, 2006.
     “Growth in cash flows from our general partner and limited partner equity interests in Enterprise Products Partners enabled us to increase our cash distribution rate to partners three times or 18% since our IPO,” said Michael A. Creel, President and Chief Executive Officer of Enterprise GP Holdings. “We are excited about the business opportunities for Enterprise Products Partners and their implications for Enterprise GP Holdings.”
     At March 31, 2006, Enterprise GP Holdings’ parent-only debt balance was $144.0 million.
Basis of Presentation of Financial Information — Consolidated and Parent-Only
     In accordance with generally accepted accounting principles in the United States of America (“GAAP”), the transfer of net assets to us from affiliates of EPCO, Inc. (“EPCO”) in August 2005 was accounted for as a reorganization of entities under common control in a manner similar to a pooling of interests. As a result, the historical consolidated financial information of Enterprise GP Holdings presented in this press release for periods prior to its receipt of such contributions from EPCO has been presented using the consolidated financial information of Enterprise Products GP, LLC, (“Enterprise Products GP”) which has been deemed the predecessor company of Enterprise GP Holdings. Our consolidated financial information represents our primary (general purpose) financial information as a publicly-held registrant.
     Enterprise GP Holdings has no separate operating activities apart from those conducted by the operating partnership of Enterprise Products Partners. Enterprise GP Holdings’ principal sources of cash flow are its investments in limited and general partner ownership interests of Enterprise Products Partners. Enterprise GP Holdings’ primary cash requirements are for general and administrative expenses, debt service requirements and distributions to its partners.
     In order for our unitholders and others to more fully understand Enterprise GP Holdings’ financial condition and results of operations on a standalone basis, this press release includes financial information of Enterprise GP Holdings as the parent company apart from that of our consolidated partnership. In general, the parent-only financial information primarily reflects the period since the completion of its initial public offering on August 29, 2005.
     The parent-only statement of operations includes earnings from Enterprise GP Holdings’ equity-method investments in Enterprise Products Partners and Enterprise Products GP as a component of operating income. These investments are the primary source of earnings for Enterprise GP Holdings on a standalone basis. In accordance with GAAP, such equity earnings are eliminated in the consolidation of Enterprise Products Partners’ and Enterprise Products GP’s financial statements with those of Enterprise GP Holdings.
Use of Non-GAAP Financial Measures
     This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of Cash Available for Distribution. The accompanying schedules provide a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with GAAP. Our non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.
     Cash Available for Distribution. We define Cash Available for Distribution as cash distributions expected to be received from Enterprise Products Partners in connection with our investments in limited and general partner interests of Enterprise Products Partners minus our expenditures for general and administrative costs and debt service. Cash Available for Distribution is a significant liquidity metric used by our senior management to compare net cash flows generated by the parent company’s equity investments to the cash distributions the parent company is expected to pay its unitholders. Using this metric, our management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.
     Cash Available for Distribution is an important non-GAAP financial measure for our limited partners since it indicates to investors whether or not our investments are generating cash flows at a level that can sustain or support an increase in quarterly cash distribution levels. Financial metrics such as Cash Available for Distribution are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to Cash Available for Distribution is cash flow from operating activities.
     Today, Enterprise GP Holdings will host a conference call to discuss first quarter earnings. The call will be broadcast live over the Internet at 11:00 a.m. Central Daylight Time and may be accessed by visiting the company’s website at www.enterprisegp.com.
     Enterprise GP Holdings owns the general partner of Enterprise Products Partners (NYSE: EPD), a leading North American midstream energy company. The general partner manages the business affairs of Enterprise Products Partners, which provides a wide range of services to producers and consumers of natural gas, natural gas liquids, and crude oil, and is an industry leader in the development of pipeline and other midstream infrastructure in the continental United States and deepwater trend of the Gulf of Mexico.
     This press release contains various forward-looking statements and information that are based on Enterprise GP Holdings’ beliefs and those of its general partner, as well as assumptions made by and information currently available to Enterprise GP Holdings. When used in this press release, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the plans and objectives of Enterprise GP Holdings or Enterprise Products Partners for future operations, are intended to identify forward-looking statements. Although Enterprise GP Holdings and its general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither Enterprise GP Holdings nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Enterprise GP Holdings’ actual results may vary materially from those it anticipated, estimated, projected or expected. Among the key risk factors that may have a direct bearing on Enterprise Products Partners’, and in turn, Enterprise GP Holdings’ results of operations and financial condition are:
•	fluctuations in oil, natural gas and NGL prices and production due to weather and other natural and economic forces;

•	the effects of the Enterprise Products Partners’ debt level on its future financial and operating flexibility;

•	a reduction in demand for Enterprise Products Partners’ products by the petrochemical, refining or heating industries;

•	a decline in the volumes of NGLs delivered by Enterprise Products Partners’ facilities;

•	the failure of Enterprise Products Partners’ credit risk management efforts to adequately protect it against customer non-payment;

•	terrorist attacks aimed at Enterprise Products Partners’ facilities; and,

•	the failure to successfully integrate Enterprise Products Partners’ operations with companies, if any that it may acquire in the future.
     Enterprise GP Holdings has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
     Contact: Randy Burkhalter, Investor Relations, Enterprise GP Holdings L.P. (713) 426-4504, www.enterprisegp.com
###

Enterprise GP Holdings L.P.	Exhibit A
Condensed Statements of Consolidated Operations — UNAUDITED For the Three Months Ended March 31, 2006 and 2005
($ in 000s, except per unit amounts)
Since Enterprise GP Holdings owns the general partner of Enterprise Products Partners, the consolidated income statement of Enterprise GP Holdings presented below includes the consolidated financial results of Enterprise Products Partners and its general partner. The earnings of Enterprise Products Partners that are allocated to its limited partner interests not owned by Enterprise GP Holdings are reflected as minority interest expense in Enterprise GP Holdings’ consolidated income statement. Apart from this adjustment to minority interest expense and the interest expense recognized in connection with the parent company borrowings of Enterprise GP Holdings, Enterprise GP Holdings’ consolidated income statement does not differ materially from that of Enterprise Products Partners.
Exhibits B and C present parent company financial information of Enterprise GP Holdings.

	For the Three Months
	Ended March 31,
	2006	2005
Revenues	$3,250,074	$2,555,522
Costs and expenses:
Operating costs and expenses	3,046,863	2,383,644
General and administrative	14,561	15,153

Total costs and expenses	3,061,424	2,398,797
Equity in income of unconsolidated affiliates	4,029	8,279

Operating income	192,679	165,004

Other income (expense):
Interest expense	(60,143)	(59,052)
Other, net	1,983	924

Total other income (expense)	(58,160)	(58,128)

Income before provision for taxes, cumulative effect of change in accounting principle and minority interest	134,519	106,876
Provision for taxes	(2,892)	(1,769)

Income before minority interest and change in accounting principle	131,627	105,107
Minority interest	(109,368)	(95,572)

Income before change in accounting principle	22,259	9,535
Cumulative effect of change in accounting principle	96

Net income	$22,355	$9,535

Allocation of net income to:
Limited partners	$22,353	$9,534
General partner	$2	$1

Earnings per unit, basis and diluted	$0.25	$0.13
Average LP units outstanding (000s)	88,884	74,667

Enterprise GP Holdings L.P. — Parent Company	Exhibit B
Statement of Operations — UNAUDITED

($ in 000s)
Currently, the parent company has no separate operating activities apart from those of Enterprise Products Partners. Additionally, the operating activities of the parent company are primarily derived from cash distributions it receives from its general and limited partner ownership interests in Enterprise Products Partners. The primary cash requirements of the parent company, in addition to normal general and administrative expenses and debt service, are for distributions to its partners. In order to more fully understand the financial condition of the parent company, we are providing selected parent company financial data on Exhibits B and C.

For the
Three Months
Ended
March 31,
2006
Equity in income of unconsolidated affiliates	$25,108
General and administrative costs	718

Operating income	24,390
Other income (expense):
Interest expense, net	(2,053)

Income before cumulative effect of change in accounting principle	22,337
Cumulative effect of change in accounting principle	18

Net income	$22,355

Other financial data:
Investment in general and limited partnership interests of Enterprise Products Partners at end of period	$840,070
Debt principal outstanding at end of period	$144,000
Cash available for distribution (see Exhibit C)	$27,821

Enterprise GP Holdings L.P. — Parent Company	Exhibit C
Cash Available for Distribution — UNAUDITED

($ in 000s, except per unit amounts)
The following table presents the calculation of cash available for distribution by the parent company with respect to the first quarter of 2006.

For the
Three Months
Ended
March 31,
2006
Cash available for distribution:
Cash distributions from Enterprise Products Partners associated with:
General partner interest:
Standard distribution rights	$3,712
Incentive distribution rights	20,997
Limited partner interest:
13,454,498 common units	5,987

Total cash distribution expected from Enterprise Products Partners	30,696
Deduct expenses:
General and administrative expenses of the parent company	(718)
General and administrative expenses of Enterprise Products GP, LLC (“EPGP”)	(104)
Interest expense of the parent company, net	(2,053)

Total cash available for distribution	$27,821

Cash distributions to be paid to the limited partners of Enterprise GP Holdings:
Distribution per unit	$0.295

Distributions paid to public unitholders	$3,522
Distributions paid to EPCO and affiliates	22,699
Distributions paid to general partner of Enterprise GP Holdings	2

Total cash distributions paid by Enterprise GP Holdings to its limited partners	$26,223

Reconciliation of Non-GAAP “Cash Available for Distribution” to GAAP “Net Income” and GAAP “Net cash provided by operating activities” per parent company financial statements
Net income	$22,355
Adjustments to derive Cash Available for Distribution:
(add or subtract as indicated by sign of number):
Equity in income of unconsolidated affiliates	(25,108)
Quarterly distribution expected from Enterprise Products Partners	30,696
General and administrative expenses of EPGP	(104)
Cumulative effect of change in accounting principle	(18)

Cash available for distribution	27,821
Adjustments to Cash Available for Distribution to derive Net Cash Provided by Operating Activities (add or subtract as indicated by sign of number):
Quarterly distribution expected from Enterprise Products Partners	(30,696)
Cash distribution received from Enterprise Products Partners in February 2006	28,482
Net effect of changes in operating accounts	579
General and administrative expenses of EPGP	104
Non-cash amortization amounts	85

Net cash provided by operating activities	$26,375